Exhibit 99.1

Dragonfly Energy, a Leading Energy Storage Company, to Publicly List
on Nasdaq through Business Combination with Chardan NexTech
Acquisition 2 Corp.

●	Dragonfly has entered into a definitive business combination agreement with Chardan NexTech Acquisition 2 Corp. (Nasdaq: CNTQ); upon closing, the combined company will be listed on the Nasdaq under the new ticker DFLI.

●	Dragonfly has a track record of top line growth and has produced 17 quarters of profitability. 2021 revenue and adjusted EBITDA were $78 million and $8.7 million, respectively, both representing an 80+% CAGR since 2018.

●	Pro forma enterprise value of the combined company is expected to be approximately $500 million. All Dragonfly shareholders will roll 100% of their equity holdings into the new combined company.

●	Funding to support the business combination includes $128 million cash from trust (assuming no redemptions), a $75 million senior secured term loan for which Energy Impact Partners is lead arranger and a $5 million equity investment from CNTQ’s Sponsor. The transaction is further supported by a $150 million Chardan Equity Facility (ChEFTM).

●	Dragonfly intends to use the proceeds from the transaction to accelerate the market penetration of its existing business and commercialize its proprietary and patented All-Solid-State-Battery technology that will dramatically reduce reliance on the power grid.

RENO, Nevada (May 16, 2022) — Dragonfly Energy Corp. (“Dragonfly” or the “Company”), a leader in energy storage and producer of deep cycle lithium-ion storage batteries, and Chardan NexTech Acquisition 2 Corp. (“CNTQ”) (Nasdaq: CNTQ), a publicly traded special purpose acquisition company, today announced a definitive agreement for a business combination that will result in Dragonfly becoming a publicly listed company. Upon closing of the transaction, the combined company will be renamed Dragonfly Energy and is expected to be listed on the Nasdaq under the new ticker symbol “DFLI.”

Creating a New Standard for Environmentally Impactful Energy Storage

Dragonfly has created state-of-the-art lithium-ion batteries equipped with a proprietary battery management system that are currently used in recreational vehicles (“RVs”), marine vessels, material handling, and off-grid residences and solar applications. Dragonfly’s integrated lithium-ion products replace large and environmentally toxic lead-acid batteries and provide safe, efficient, and affordable energy storage solutions for a clean, renewable future.

Sold direct-to-consumers under the Battle Born Batteries™ brand and to original equipment manufacturers (“OEMs”), such as Keystone RV, a subsidiary of Thor Industries (NYSE: THO), and Midwest Automotive, a subsidiary of REV Group (NYSE: REVG), under the Dragonfly EnergyTM brand, Dragonfly generated $78 million of revenue and nearly $9 million of adjusted EBITDA in 2021, both representing an 80+% CAGR since 2018. As Dragonfly penetrates new and existing markets, the Company anticipates continued growth with 2022 and 2023 revenue forecasts of $115 million and $255 million, respectively, and 2022 and 2023 adjusted EBITDA forecasts of $12 million and $41 million, respectively. CNTQ believes that an investment in Dragonfly presents a compelling opportunity at a 32% discount to its peers’ 2023 revenue multiples.

Dragonfly intends to use a portion of the proceeds raised from this transaction to accelerate the development and commercialization of its revolutionary All-Solid-State-Battery technology. All-Solid-State-Batteries are non-flammable and are designed to allow for efficient, distributed energy storage that enables renewables to be cost competitive with fossil fuels while further stabilizing the power grid.

Dragonfly Co-Founder, Chairman & Chief Executive Officer, Dr. Denis Phares, and the current management team are expected to continue to lead the combined company.

Dr. Phares said: “CNTQ shares our vision for providing the safe and cost-effective distributed storage solution required for our renewable energy future and supports our unique customer-centric approach to technology and innovation. This transaction will help us grow our core business and facilitate the development and large-scale deployment of our All-Solid-State-Battery technology.”

Jonas Grossman, Chief Executive Officer and Director of CNTQ, added, “As an innovator in the battery space, Dragonfly can transform distributed energy storage with the growth and commercialization of its All-Solid-State-Battery technology. We are excited to support the team as they become a public company.”

Transaction Overview

The business combination values Dragonfly at an implied $500.1 million pro forma enterprise value. Estimated cash proceeds to the combined company are expected to consist of CNTQ’s approximately $128 million of cash in trust (assuming no redemptions) and an additional $230 million consisting of $75 million senior secured term loan (used in part to refinance approximately $45 million of outstanding Dragonfly indebtedness), a $5 million equity investment at $10.00 per share from CNTQ’s Sponsor, Chardan NexTech Investments 2 LLC, and a $150 million Chardan Equity Facility (ChEFTM) from Chardan, an affiliate of CNTQ’s sponsor.

The transaction includes an earn-out provision for up to an additional 40 million shares as follows: 15 million issued if both 2023 audited Revenue and Operating Income reach $250 million and $35 million, respectively; 12.5 million issued at a price target of $22.50 by December 31, 2026; 12.5 million issued at a price target of $32.50 by December 31, 2028. All Dragonfly stockholders will roll 100% of their equity holdings into the new combined company.

A commitment letter and term sheet have been agreed in connection with the $75 million term loan and $150 million equity facility, respectively. The availability of these facilities is subject to the negotiation and execution of related definitive documentation, customary funding conditions and closing of the business combination.

The Boards of Directors of each of Dragonfly and CNTQ have unanimously approved the transaction, the Board of Directors of CNTQ has unanimously recommended to CNTQ stockholders the approval of the transaction, and the requisite stockholders of Dragonfly have approved the transaction. The transaction will require the approval of the stockholders of CNTQ, and is subject to satisfaction or waiver of the conditions stated in the merger agreement and other customary closing conditions, including the receipt of certain regulatory approvals. The transaction is currently expected to close in the second half of 2022.

Additional information about the proposed transaction, including a copy of the merger agreement and investor presentation, will be provided in a Current Report on Form 8-K to be filed by CNTQ with the Securities and Exchange Commission (“SEC”) and will be available on the Dragonfly investor relations page at www.dragonflyenergy.com/investors and at www.sec.gov. More information about the proposed transaction will also be described in CNTQ’s proxy statement/prospectus relation to the business combination, which it will file with the SEC.

Advisors

Stifel, Nicolaus & Company, Incorporated is serving as financial advisor. O’Melveny & Myers, LLP and Parsons Beble & Latimer are serving as legal counsel to Dragonfly.

Chardan is serving as financial advisor, Stifel and Chardan are acting as joint placement agents, Skadden, Arps, Slate, Meagher & Flom LLP and Brownstein Hyatt Farber Schreck, LLP are serving as legal counsel to CNTQ.

Energy Impact Partners is serving as lead arranger of the senior secured term loan. Chapman and Cutler LLP is serving as legal counsel to Energy Impact Partners.

Investor Conference Call Information

Dragonfly and CNTQ will host a joint investor conference call at 8:30AM EDT today, May 16, 2022, to discuss the proposed transaction. To listen to the prepared remarks via telephone dial (844) 512-2921 (U.S.) or +1 (412) 317-6671 (International) and utilize the pin number: 150206. The telephone replay will be available utilizing this same number, through May 30, 2022 at 11:59 PM ET.

A transcript of this conference call can also be found on Dragonfly’s Investor page and will be filed by CNTQ with the SEC, which will be available on the SEC’s website at www.sec.gov. Additionally, CNTQ will file the investor presentation and a transcript of the investor conference call with the SEC as an exhibit to a Current Report on Form 8-K, which will be available on the SEC’s website at www.sec.gov.

About Dragonfly

Dragonfly Energy Corp., headquartered in Reno, Nevada, is a leading manufacturer of deep cycle lithium-ion batteries. Dragonfly’s battery products are designed and assembled in the USA, and the Company’s research and development initiatives are revolutionizing the energy storage industry through innovative technologies and manufacturing processes. Today, Dragonfly’s non-toxic deep cycle lithium-ion batteries are displacing lead-acid batteries across a wide range of end-markets, including RVs, marine vessels, off-grid installations, and other storage applications. Dragonfly is also focused on delivering an energy storage solution that enables a more sustainable and reliable smart grid through the future deployment of the Company’s proprietary and patented solid-state cell technology. To learn more, visit www.dragonflyenergy.com/investors.

About Chardan NexTech Acquisition 2 Corp.

Chardan NexTech Acquisition 2 Corp. (Nasdaq ‘CNTQ’) is a blank check company led by its Chairman of the Board of Directors, Kerry Propper, its Chief Executive Officer and Director, Jonas Grossman, and its Chief Financial Officer and Director, Alex Weil. The company was formed for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination with one or more businesses. The Company has focused its search for a target business operating in disruptive technologies. To learn more, visit https://www.cnaq.com/.

Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended, including certain financial forecasts and projections. All statements other than statements of historical fact contained in this press release, including statements as to the transactions contemplated by the business combination and related agreements, future results of operations and financial position, revenue and other metrics, planned products and services, business strategy and plans, objectives of management for future operations of Dragonfly, market size and growth opportunities, competitive position and technological and market trends, are forward-looking statements. Some of these forward-looking statements can be identified by the use of forward-looking words, including “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “plan,” “targets,” “projects,” “could,” “would,” “continue,” “forecast” or the negatives of these terms or variations of them or similar expressions. All forward-looking statements are subject to risks, uncertainties, and other factors (some of which are beyond the control of Dragonfly or CNTQ) which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. All forward-looking statements are based upon estimates, forecasts and assumptions that, while considered reasonable by CNTQ and its management, and Dragonfly and its management, as the case may be, are inherently uncertain and many factors may cause the actual results to differ materially from current expectations which include, but are not limited to: 1) the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive merger agreement with respect to the business combination; 2) the outcome of any legal proceedings that may be instituted against Dragonfly, CNTQ, the combined company or others following the announcement of the business combination and the transactions contemplated thereby; 3) the inability to complete the business combination due to the failure to obtain approval of the stockholders of CNTQ or Dragonfly, or to satisfy other conditions to closing the business combination; 4) changes to the proposed structure of the business combination that may be required or appropriate as a result of applicable laws or regulations or as a condition to obtaining regulatory approval of the business combination; 5) the ability to meet Nasdaq's listing standards following the consummation of the business combination; 6) the risk that the business combination disrupts current plans and operations of Dragonfly as a result of the announcement and consummation of the business combination; 7) the inability to recognize the anticipated benefits of the business combination; 8) ability of Dragonfly to successfully increase market penetration into its target markets; 9) the addressable markets that Dragonfly intends to target do not grow as expected; 10) the loss of any key executives; 11) the loss of any relationships with key suppliers including suppliers in China; 12) the loss of any relationships with key customers; 13) the inability to protect Dragonfly’s patents and other intellectual property; 14) the failure to successfully optimize solid state cells or to produce commercially viable solid state cells in a timely manner or at all, or to scale to mass production; 15) costs related to the business combination; 16) changes in applicable laws or regulations; 17) the possibility that Dragonfly or the combined company may be adversely affected by other economic, business and/or competitive factors; 18) Dragonfly’s estimates of its growth and projected financial results for 2022 and 2023 and meeting or satisfying the underlying assumptions with respect thereto; 19) the risk that the business combination may not be completed in a timely manner or at all, which may adversely affect the price of CNTQ’s securities; 20) the risk that the transaction may not be completed by CNTQ’s business combination deadline (as may be extended pursuant to CNTQ’s governing documents); 21) the impact of the novel coronavirus disease pandemic, including any mutations or variants thereof, and its effect on business and financial conditions; 22) inability to complete the PIPE investment, the term loan and equity line (ChEF) in connection with the business combination; and 23) other risks and uncertainties set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in CNTQ’s Form S-1 (File Nos. 333-252449 and 333-253016), Annual Report on Form 10-K for the year ended December 31, 2021 and registration statement on Form S-4 with the SEC, which will include a document that serves as a prospectus and proxy statement of CNTQ, referred to as a proxy statement/prospectus and other documents filed by CNTQ from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Neither CNTQ nor Dragonfly gives any assurance that either CNTQ or Dragonfly or the combined company will achieve its expected results. Neither CNTQ nor Dragonfly undertakes any duty to update these forward-looking statements, except as otherwise required by law. For additional information, see “Risk Considerations” in the investor presentation, which will be provided in a Current Report on Form 8-K to be filed by CNTQ with the SEC and available at www.sec.gov.

Financial Information; Non-GAAP Measures

Certain financial information and data contained in this press release is unaudited and may not conform to Regulation S-X. Such information and data may not be included in, may be adjusted in or may be presented differently in the registration statement to be filed relating to the proposed business combination and the proxy statement/prospectus contained therein.

This press release also includes certain financial measures not presented in accordance with generally accepted accounting principles (“GAAP”) including, but not limited to, Adjusted EBITDA. These non-GAAP financial measures, and other measures that are calculated using these non-GAAP measures, are not measures of financial performance in accordance with GAAP and may exclude items that are significant in understanding and assessing Dragonfly’s financial results. Therefore, these measures should not be considered in isolation or as an alternative to net income, cash flows from operations or other measures of profitability, liquidity or performance under GAAP. You should be aware that Dragonfly’s presentation of these measures may not be comparable to similarly-titled measures used by other companies. Dragonfly believes these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Dragonfly’s financial condition and results of operations. CNTQ and Dragonfly believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing Dragonfly’s financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors. These non-GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non-GAAP financial measures.

This press release may also include certain projections of non-GAAP financial measures. See ‘Use of Projections” below.

Use of Projections

This press release may contain financial forecasts of Dragonfly. Neither Dragonfly’s independent auditors, nor the independent registered public accounting firm of CNTQ, audited, reviewed, compiled or performed any procedures with respect to the projections for the purpose of their inclusion in this press release, and accordingly, neither of them expressed an opinion or provided any other form of assurance with respect thereto for the purpose of this press release. These projections are forward-looking statements and should not be relied upon as being necessarily indicative of future results. The projected financial information contained in this press release constitutes forward-looking information. The assumptions and estimates underlying such projected financial information are inherently uncertain and are subject to a wide variety of significant business, economic, competitive and other risks and uncertainties that could cause actual results to differ materially from those contained in the prospective financial information. See “Forward-Looking Statements” above. Accordingly, there can be no assurance that the prospective results are indicative of future performance of Dragonfly or that actual results will not differ materially from the results presented in the prospective financial information contained in this press release. Actual results may differ materially from the results contemplated by the projected financial information contained in this press release. The inclusion of such information in this press release should not be regarded as a representation by any person that the results reflected in such projections will be achieved.

Additional Information and Where to Find It

This press release relates to a proposed transaction between CNTQ and Dragonfly. CNTQ intends to file a registration statement on Form S-4 with the SEC, which will include a document that serves as a prospectus and proxy statement of CNTQ, referred to as a proxy statement/prospectus. A proxy statement/prospectus will be sent to all CNTQ stockholders. CNTQ also will file other documents regarding the proposed transaction with the SEC. Before making any voting decision, investors and security holders of CNTQ are urged to read the registration statement, the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC in connection with the proposed transaction as they become available because they will contain important information about the proposed transaction.

Investors and security holders will be able to obtain free copies of the registration statement, the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC by CNTQ through the website maintained by the SEC at www.sec.gov.

The documents filed by CNTQ with the SEC also may be obtained by contacting Chardan NexTech Acquisition 2 Corp. at 17 State Street, 21st Floor, New York, New York 10004, or by calling (646) 465-9001.

NEITHER THE SEC NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DESCRIBED IN THIS PRESS RELEASE, PASSED UPON THE MERITS OR FAIRNESS OF THE BUSINESS COMBINATION OR RELATED TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS PRESS RELEASE. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.

Participants in the Solicitation

Dragonfly, CNTQ and certain of their respective directors, executive officers and other members of management and employees may, under SEC rules, be deemed to be participants in the solicitation of proxies from CNTQ’s shareholders in connection with the proposed business combination. A list of the names of such persons and information regarding their interests in the proposed business combination will be contained in the proxy statement/prospectus when available. You may obtain free copies of these documents free of charge by directing a written request to CNTQ or Dragonfly. The definitive proxy statement will be mailed to CNTQ’s shareholders as of a record date to be established for voting on the proposed business combination when it becomes available.

No Offer or Solicitation

This press release is and the information contained therein are not intended to and does not constitute an offer to sell or the solicitation of an offer to buy, sell or solicit any securities or any proxy, vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be deemed to be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act or an exemption therefrom.

Contacts:

Investor Relations – Dragonfly

Sioban Hickie, ICR, Inc.

DragonflyIR@icrinc.com

Public Relations, Media – Dragonfly

Zach Gorin, ICR, Inc.

DragonflyPR@icrinc.com